UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant

Filed by a party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

NATIONAL HOME HEALTH CARE CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NATIONAL HOME HEALTH CARE CORP.
700 White Plains Road
Scarsdale, New York 10583

_________________

June 5, 2007

To the Shareholders of
NATIONAL HOME HEALTH CARE CORP.:

        On or about April 25, 2007, we mailed to you a definitive proxy statement relating to a special meeting of shareholders of National Home Health Care Corp. (which we refer to as NHHC) scheduled to be held on May 17, 2007 to consider, among other things, a proposal to approve the merger of AG Home Health Acquisition Corp. with and into NHHC, which we refer to as the merger, and the Agreement and Plan of Merger, dated November 28, 2006, as amended, among NHHC, AG Home Health Acquisition Corp. (which we refer to as the Acquisition Corp.) and AG Home Health LLC (which we refer to as the Parent). On or about May 21, 2007, we mailed to you a Proxy Supplement No. 1 relating to a special meeting of shareholders of NHHC scheduled to be held on May 29, 2007 to consider (i) a proposal to approve the Amended and Restated Agreement and Plan of Merger dated May 9, 2007 (which we refer to as the merger agreement) and (ii) a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there were not sufficient votes at the time of the special meeting to adopt the merger agreement.

        On June 4, 2007, the parties entered into an Amendment No. 1 to the Amended and Restated Merger Agreement (which we refer to as the amended merger agreement). The amended merger agreement has the effect of, among other things, increasing the cash merger consideration to $12.75 per share from $12.50 per share (except, with respect to Frederick H. Fialkow, a portion of which is to be paid pursuant to a subordinated note); moving forward the outside termination date from October 15, 2007 to September 10, 2007; adding a provision whereby the Parent consents to an additional payment of $0.10 per share in cash to all NHHC shareholders other than the executive officers and directors of NHHC and members of their families as settlement of the Delaware class action suit brought by Helaba Invest Kapitalanlagegesellschaft mbH (which we refer to as Helaba), conditioned upon Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith, in which NHHC will reserve its rights to object to any application to the court for attorney’s fees made by plaintiff’s counsel in the action, and conditioned upon additional discovery by plaintiff (which we collectively refer to as the conditional settlement payment); adding the condition that the special meeting of shareholders of NHHC be held no later than June 15, 2007; and terminating the Consulting Agreement dated November 28, 2006 by and between NHHC and Frederick H. Fialkow. As a condition to the merger agreement, each of Steven Fialkow and Robert P. Heller agreed to amend their respective Employment Agreements dated November 28, 2006 with NHHC, the result of which, among other things, was to reduce the total compensation payable to each under said agreements. If the merger is completed, you, as a holder of our common shares, will be entitled to receive $12.75 in cash (other than Frederick H. Fialkow to whom a portion of the merger consideration is to be paid pursuant to a subordinated note), without interest and less any applicable withholding taxes, in exchange for each share you own. If the proposed settlement of the Helaba litigation is approved, as to which no assurance can be given, you (other than the executive officers and directors of NHHC and members of their families) will also receive the conditional settlement payment of $0.10 per share in cash.

        Our board of directors, upon the recommendation of its special committee, approved the merger, the amended merger agreement and the other transactions contemplated thereby and has declared the same advisable and in the best interests of NHHC and our shareholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the amended merger agreement. Our board of directors also recommends that you vote “FOR” the approval of any proposal to adjourn the special meeting to a later date to solicit additional proxies in favor of the adoption of the amended merger agreement if there are not sufficient votes for adoption of the amended merger agreement at the special meeting.

        The time and location of the special meeting of our shareholders have not changed; however, the date of the special meeting has been adjourned to June 15, 2007. The special meeting will therefore be held at the offices of Troutman Sanders LLP, the Chrysler Building, 405 Lexington Avenue, New York, New York 10174 on June 15, 2007 at 10:00 am, local time. The record date has not changed. Only shareholders who owned common shares of NHHC at the close of business on March 20, 2007, the record date for the special meeting, will be entitled to vote.

        The merger cannot occur unless the amended merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of outstanding common shares entitled to vote at the special meeting. At the request of Acquisition Corp. and the Parent and still as a condition to the willingness of Acquisition Corp. and the Parent to enter into the merger agreement and to amend the merger agreement, Frederick H. Fialkow, Chairman of the Board of NHHC, and Bernard Levine, M.D., a director of NHHC, who collectively own approximately 49.4% of the outstanding common shares as of the record date, have agreed in writing to vote in favor of the amended merger agreement proposal, unless NHHC receives a superior proposal (as defined in the amended merger agreement) and the amended merger agreement is terminated or the Parent exercises its option to cause the NHHC board of directors to submit the amended merger agreement to the shareholders of NHHC in accordance with the terms of the amended merger agreement.

        Whether or not you plan to attend the special meeting and if you have not already done so, please vote by promptly completing the enclosed proxy card and then signing, dating and returning it in the postage pre-paid envelope provided or by delivering your proxy via telephone or via the Internet as described in the instructions to the enclosed proxy card. If you sign, date and return your proxy card or deliver your proxy via telephone or via the Internet without indicating how you want to vote, your proxy will be counted as a vote “FOR” adoption of the amended merger agreement and “FOR” the approval of any adjournment of the special meeting. If you have already delivered a properly executed proxy card, you do not need to do anything unless you wish to change your vote. You may revoke your proxy at any time before it is voted by submitting a written revocation of your proxy or a later-dated proxy to the Secretary of NHHC, by attending the special meeting and voting in person or by submitting a proxy on a later date via telephone or via the Internet. However, if you do not return the proxy, vote in person at the special meeting or deliver your proxy via telephone or via the Internet, the effect will be the same as a vote against the amended merger agreement and will have no effect on any proposal to adjourn the special meeting. If you have any questions or require assistance voting your shares, please call Robert P. Heller at 914 722-9000.

        On behalf of the board of directors, I thank you for your continued support.

Sincerely, Frederick H. Fialkow Chairman of the Board of Directors

2

APPENDIX A -	AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE 4, 2007 BY
	AND AMONG NATIONAL HOME HEALTH CARE CORP., AG HOME HEALTH ACQUISITION CORP. AND AG HOME HEALTH LLC	A-1
APPENDIX B -	OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC	B-1
APPENDIX C -	AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT DATED AS OF JUNE 4, 2007 BY AND BETWEEN NATIONAL HOME
	HEALTH CARE CORP. AND STEVEN FIALKOW	C-1
APPENDIX D -	AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT DATED AS OF JUNE 4, 2007 BY AND BETWEEN NATIONAL HOME
	HEALTH CARE CORP. AND ROBERT P. HELLER	D-1
APPENDIX E -	TERMINATION AGREEMENT DATED AS OF JUNE 4, 2007 BY AND BETWEEN NATIONAL HOME HEALTH CARE CORP. AND
	FREDERICK H. FIALKOW	E-1

i

NATIONAL HOME HEALTH CARE CORP.
700 White Plains Road
Scarsdale, New York 10583

_________________

PROXY SUPPLEMENT NO. 2

INTRODUCTION

        Except as described in this proxy supplement, the information provided in the definitive proxy statement dated April 20, 2007, which we refer to as the definitive proxy statement, previously mailed to shareholders of National Home Health Care Corp., which we refer to as NHHC, on or about April 25, 2007, and the proxy supplement No. 1 dated May 16, 2007, which we refer to as the first proxy supplement, previously mailed to shareholders of NHHC on or about May 21, 2007, continues to apply. To the extent that information in this proxy supplement differs from, updates or conflicts with information contained in the definitive proxy statement or first proxy supplement, the information in this proxy supplement is more current. The definitive proxy statement and the first proxy supplement may be found on the Internet at www.sec.gov. See the section entitled “Where You Can Find More Information” beginning on page S-13 of this proxy supplement. In this proxy supplement, the terms “we,” “us,” “our” and “NHHC” refer to National Home Health Care Corp. and, where appropriate, its subsidiaries, and the term “merger agreement” means the merger agreement prior to giving effect to Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated as of June 4, 2007. When used herein, the term “supplemented definitive proxy statement” means the definitive proxy statement as supplemented by the first proxy supplement.

        This proxy supplement is being mailed to NHHC shareholders who are entitled to vote at the special meeting of shareholders being held to consider (i) a proposal to approve the merger of Acquisition Corp. with and into NHHC, which we refer to as the merger, and the Amended and Restated Agreement and Plan of Merger dated May 9, 2007, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated June 4, 2007, which together we refer to as the amended merger agreement, among NHHC, AG Home Health Acquisition Corp., which we refer to as Acquisition Corp., and AG Home Health LLC, which we refer to as the Parent, and (ii) a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the amended merger agreement. All holders of record of NHHC’s common shares at the close of business on March 20, 2007, the record date, are entitled to vote at the special meeting and any adjournments or postponements thereof. NHHC intends to mail this proxy supplement and the accompanying proxy card on or about June 5, 2007 to all shareholders entitled to vote.

        We urge you to read this proxy supplement carefully, together with the supplemented definitive proxy statement. The information contained in this proxy supplement replaces and supersedes any inconsistent information in the supplemented definitive proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers briefly address some questions that you may have regarding the special meeting and the proposed merger described in the supplemented definitive proxy statement and this proxy supplement. These questions and answers may not address all questions that may be important to you as a shareholder and they are in addition to, and should be read in conjunction with, the questions and answers set forth in the definitive proxy statement and first proxy supplement.

Furthermore, please refer to the more detailed information contained elsewhere in this proxy supplement and the supplemented definitive proxy statement, as well as the additional documents to which each of them refers or which each of them incorporates by reference, including the Amended and Restated Agreement and Plan of Merger, dated May 9, 2007, a copy of which is attached to the first proxy supplement as Appendix A, and Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated June 4, 2007, a copy of which is attached as Appendix A hereto.

Q:	Why am I receiving this proxy supplement to the definitive proxy statement dated April 20, 2007?

A:        We sent you this supplement to the definitive proxy statement because, on June 4, 2007, NHHC, Acquisition Corp. and the Parent amended the merger agreement. This proxy supplement provides information about changes to the transaction and updates the definitive proxy statement, which was previously mailed to you on or about April 25, 2007 and supplemented by the first proxy supplement which was previously mailed to you on or about May 21, 2007.

Q:	What are NHHC’s reasons for amending the merger agreement?

A:         On May 30, 2007, we received an offer from the Parent and Acquisition Corp. which included, among other things, merger consideration of $12.75 per share in cash (other than Frederick H. Fialkow to whom a portion of the merger consideration is to be paid pursuant to a subordinated note); Parent’s consent to an additional payment of $0.10 per share in cash to all NHHC shareholders other than the executive officers and directors of NHHC and members of their families as settlement of the Delaware class action suit brought by Helaba Invest Kapitalanlagegesellschaft mbH (which we refer to as Helaba), conditioned upon Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith, in which NHHC will reserve its rights to object to any application to the court for attorney’s fees made by plaintiff’s counsel in the action, and conditioned upon additional discovery by plaintiff (which we collectively refer to as the conditional settlement payment); an outside termination date of September 10, 2007 for the transaction; the termination of Frederick H. Fialkow’s consulting agreement; and the reduction of the total compensation payable to each of Steven Fialkow and Robert P. Heller under their respective employment agreements. On June 1, 2007, the special committee of our board of directors met and, after considering the terms of the proposed amendment to the merger agreement and the legal and financial advice it had received related to the proposed amendment, recommended unanimously to the board that the terms of the amendment were at least as favorable to NHHC’s shareholders as compared to the terms of the prior proposal from Premier and that Premier’s proposal therefore no longer constituted a “Superior Proposal” within the meaning of the merger agreement. The board of directors unanimously accepted the recommendation of its special committee. Please see the section entitled “Additional Information about the Merger –Reasons for the Merger and Recommendation of Our Board of Directors” beginning on page S-8 of this proxy supplement and “Additional Information about the Merger –Reasons for the Merger and Recommendation of Our Board of Directors” beginning on page S-7 of the first proxy supplement for discussions of the reasons our board of directors reached the decision to approve the amended merger agreement.

Q:	What are the significant amendments to the merger agreement?

A:        The amendment has the effect of, among other things, increasing the merger consideration to $12.75 per share from $12.50 per share in cash (other than Frederick H. Fialkow to whom a portion of the merger consideration is to be paid pursuant to a subordinated note); moving forward the outside termination date from October 15, 2007 to September 10, 2007; adding a provision whereby the Parent consents to the conditional settlement payment of $0.10 per share in cash of the Helaba litigation, which consent is conditioned upon Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith, in which we will reserve our rights to object to any fee application made by the plaintiff’s counsel, and conditioned upon additional discovery by plaintiff; adding the condition that the special meeting of shareholders of NHHC be held no later than June 15, 2007; terminating the Consulting Agreement dated November 28, 2006 by and between NHHC and Frederick H. Fialkow; and modifying the employment agreements of Steven Fialkow and Robert P. Heller such that the result is less total compensation payable to each. The terms of the amendment are further described in the section entitled “Summary of the Amendment and Restatement of the Merger Agreement” beginning on page S-12 of this proxy supplement. The modifications of said employment agreements of Steven Fialkow and Robert P. Heller are described in the sections entitled, “Additional Information – Update to the Interests of NHHC Directors and Officers in the Merger,” beginning on page S-10 of this proxy supplement.

Q:	As a shareholder, what will I now receive as a result of the merger?

A:         For each outstanding common share of beneficial interest that you own immediately prior to the effective time of the merger, you will receive $12.75 in cash (other than Frederick H. Fialkow to whom a portion of the merger consideration is to be paid pursuant to a subordinated note), without interest and less any applicable withholding taxes, which we refer to as the merger consideration. In addition, upon the settlement of the Helaba litigation upon the conditions described in this proxy supplement (as to which no assurance can be given), all shareholders other than the executive officers and directors of NHHC and members of their families will receive an additional settlement payment of $0.10 per share in cash.

Q:	What are the conditions to receipt of the $0.10 per share upon settlement of the Helaba litigation?

A:         The class action suit brought by Helaba has not yet been settled. The Parent has approved the payment of $0.10 per share in cash to all NHHC shareholders other than the executive officers and directors of NHHC and members of their families as settlement of the class action suit. However, such settlement is conditioned upon Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith, in which NHHC will reserve its rights to object to any fee application by plaintiff’s counsel and conditioned upon additional discovery by plaintiff. Thereafter, the court will hold a hearing to consider whether to certify the class and approve the settlement. It is anticipated that it will take approximately 90 days for the appropriate notification procedures to occur and you will receive an additional notice relating to the settlement, if it is reached. No assurance can be made that the Stipulation of Settlement will be approved by the plaintiffs or by the Parent, or that the certification of the class will occur or that the court will approve the settlement.

Q:	How does the merger consideration compare to the market price of the common shares?

A:         The merger consideration of $12.75 per share represents an increase of $0.25 per share, or 2%, over the $12.50 price per share previously provided by the merger agreement. It also represents a premium of 14.3% over the average closing price of our common shares for the 30 trading-day period prior to November 28, 2006, the date of the original merger agreement, 9.1% over the average closing price of our common shares for the 30 trading-day period prior to May 9, 2007, the date of the amended and restated merger agreement and 6.1% over the average closing price of our common shares for the 30 trading-day period prior to June 4, 2007, the date of the amended merger agreement.

Q:	Does the board of directors still support the merger?

A:         Yes. Based on the unanimous recommendation of the special committee, the board of directors unanimously determined that the terms and provisions of the amended merger agreement are fair to and in the best interests of NHHC’s unaffiliated shareholders, and that the merger is advisable. Our board of directors unanimously recommends that our common shareholders vote to approve the merger and the amended merger agreement and to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the amended merger agreement.

Q:	Has the board received a fairness opinion from its financial advisor regarding the merger consideration to be paid pursuant to the amended merger agreement?

A:         Yes. On May 31, 2007, the special committee of our board of directors received an opinion from Houlihan Lokey Howard &Zukin Financial Advisors, Inc., which we refer to as Houlihan Lokey, with respect to the fairness of the merger consideration to be received by the holders of NHHC’s common shares in the merger other than the affiliated shareholders. For additional information regarding Houlihan Lokey’s opinion, see the section entitled, “Additional Information About the Merger – Opinion of Houlihan Lokey,” beginning on page S-11 of this proxy supplement, and the copy of the opinion attached hereto as Appendix B.

Q:	When do you expect the merger to be completed?

A:         The special meeting of shareholders to vote on the merger agreement will be adjourned until June 15, 2007. Completion of the transaction is currently expected to occur no later than September 10, 2007, subject to, among other things, the approval of our common shareholders and the satisfaction (or waiver, where applicable) of the other closing conditions. The other closing conditions include, among other things, the absence of a material adverse effect, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining the approval of the New York State Department of Health. There can be no assurance that these conditions will be satisfied in a timely fashion or at all.

Q:	When and where is the special meeting?

A:         The time and location of the special meeting of our shareholders have not changed; the date of the special meeting has, however, been adjourned until June 15, 2007. The special meeting will therefore be held at the offices of Troutman Sanders LLP, the Chrysler Building, 405 Lexington Avenue, New York, New York 10174 on Thursday, June 15, 2007 at 10:00 a.m., local time.

Q:	Who can attend and vote at the special meeting?

A:         The record date for determining who is entitled to attend and vote at the special meeting has not changed. All of our shareholders of record as of the close of business on March 20, 2007, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any adjournments or postponements of the special meeting.

Q:	Do any of the directors or officers have interests in the merger that are different than mine?

A:         Yes. Certain NHHC officers and directors have interests in the proposed merger that are different from, or in addition to, your interests in NHHC as a shareholder generally and such interests have not changed from those described in the definitive proxy statement except to the extent described in the section entitled “Additional Information About the Merger – Update to Interests of NHHC Directors and Officers in the Merger” beginning on page S-10 of this proxy supplement. In that section, we describe the termination of Frederick H. Fialkow’s consulting agreement, and the amendments to each of Steven Fialkow’s and Robert P. Heller’s employment agreements which, among other things, result in less total compensation payable to each.

Q:	What happens if I already voted using the proxy you sent me earlier?

A:         First, carefully read and consider the information contained in this proxy supplement, including the appendices attached hereto, and the supplemented definitive proxy statement. If you have already delivered a properly executed proxy, you do not need to do anything else unless you wish to change your vote.

Q:	What if I have not voted yet?

A:         After carefully reading and considering the information contained in this proxy supplement, including the appendices attached hereto, and the supplemented definitive proxy statement, please complete, sign and date your proxy card and return it in the enclosed postage-paid return envelope or authorize your proxy by telephone or on the Internet as soon as possible, so that your shares may be voted at the special meeting. If you sign, date and return your proxy card or deliver your proxy via telephone or via the Internet without indicating how you want to vote, your proxy will be counted as a vote “FOR” the adoption of the amended merger agreement and “FOR” the approval of any adjournment of the special meeting. If, however, you do not return the proxy, vote in person at the special meeting or deliver your proxy via telephone or via the Internet, the effect will be the same as a vote against the amended merger agreement and will have no effect on any proposal to adjourn the special meeting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy supplement and the supplemented definitive proxy statement (including information incorporated by reference) may contain certain forward-looking statements and information relating to NHHC that are based on the beliefs of management as well as assumptions made by and information currently available to NHHC. When used in this proxy supplement or in the supplemented definitive proxy statement, the words “anticipate,” “believe,” “estimate,” “project,” “expect,” “plan” and “intend” and similar expressions, as they relate to NHHC or its management, are intended to identify forward-looking statements. Such statements reflect the current view of NHHC with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of NHHC to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, the absence of the occurrence of a material adverse effect; the failure to obtain regulatory approvals; risks and uncertainties relating to market acceptance, pricing and demand for NHHC’s services; changing regulatory environment; changing economic conditions; whether NHHC can attract and retain qualified personnel; ability to manage NHHC’s growth; and various other factors, both referenced and not referenced in this proxy supplement or the supplemented definitive proxy statement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, projected, expected, planned or intended and, in such event, NHHC may not achieve or satisfy all or any of the conditions of closing. No assurance can be given that Parent will close the transaction if all such closing conditions are not satisfied. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy supplement, or in the case of documents incorporated by reference, as of the date of those documents. NHHC does not intend, or assume any obligation, to update these forward-looking statements. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, NHHC will, where relevant and if required by applicable law and to the extent necessary, update such information through a subsequent supplement to the definitive proxy statement (as updated by the first proxy supplement and this proxy supplement).

ADDITIONAL INFORMATION ABOUT THE MERGER

The Special Meeting

        The time and location of the special meeting of our shareholders have not changed; however, the date of the special meeting has been adjourned to June 15, 2007. The special meeting will therefore be held at the offices of Troutman Sanders LLP, the Chrysler Building, 405 Lexington Avenue, New York, New York 10174 on June 15, 2007 at 10:00 am, local time. The record date has not changed. Only shareholders who owned common shares of NHHC at the close of business on March 20, 2007, the record date for the special meeting, will be entitled to vote.

Update to Background of the Merger

        The section entitled “Background of the Merger – Subsequent Events,” beginning on page 25 of the definitive proxy statement, updates the background of the merger up to and including April 18, 2007. The section entitled “Additional Information About the Merger – Update to Background of the Merger,” beginning on page S-6 of the first proxy supplement, updates the background of the merger up to and including May 16, 2007. The discussion below supplements, and should be read in conjunction with, those descriptions.

        On May 20, 2007, we received from Premier a proposal, subject to financing, offering to acquire NHHC by merger, paying each shareholder (x) $12.75 per share in cash plus (y) the amount of any reduction in the break-up fee and/or expense reimbursement contained in the merger agreement. The proposal differed from the proposals referred to in our press releases dated May 15, 2007 and May 17, 2007 principally because it eliminated the $20 million cash requirement and included an option on the part of Premier to pay an unspecified portion of the merger consideration to Frederick H. Fialkow by promissory note. In addition, the proposal referred to employment contracts of unknown form with unidentified “key employees”.

        On May 21, 2007, the special committee of our board of directors met and recommended unanimously to the board that the proposal would reasonably be expected to lead to a “Superior Proposal” within the meaning of the merger agreement, and should be pursued in the exercise of the board’s fiduciary duties. Our board of directors unanimously accepted the recommendation of its special committee. At that time, the proposal lacked a new financing commitment and Premier was reminded that a new financing commitment would need to be delivered to us as well as a signed confidentiality agreement that contained a standstill provision before negotiations could begin. Premier was also reminded that upon signing the confidentiality agreement which contained the standstill provision, Premier would be contractually bound to limit its offer to one last and final offer and that, in the event Parent and Acquisition Corp. were to match the terms of Premier’s final offer, we would be obligated to pursue the matched offer in accordance with the terms of the merger agreement.

        On May 22, 2007, we received from Premier a signed the confidentiality agreement containing the standstill provision, and negotiations ensued.

        On May 23, 2007, the special committee of our board of directors met and recommended unanimously to the board that, as a result of negotiations between representatives of the special committee and Premier, the Premier proposal, as modified during negotiations, had matured into a “Superior Proposal” within the meaning of the merger agreement. In addition, Premier delivered to us a revised financing commitment. As modified during negotiations, the revised Premier proposal differed from the proposal announced in our press release dated May 21, 2007 principally because of the withdrawal by Premier of the additional payment equal to and conditioned upon a reduction of the break-up fee and/or expense reimbursement contained in the merger agreement, the deletion of the option on the part of Premier to pay a portion of the merger consideration to Frederick H. Fialkow by promissory note, a reduction of the break-up fee from $2 million to $1.25 million and the deletion of the reference in the previous proposal that called for employment contracts for certain “key employees”. After receiving legal and financial advice, our board of directors unanimously accepted the recommendation of its special committee.

        On May 30, 2007, we received an offer from the Parent and Acquisition Corp. which included, among other things, merger consideration of $12.75 per share in cash (other than Frederick H. Fialkow to whom a portion of the merger consideration is to be paid pursuant to a subordinated note); Parent’s consent to the conditional settlement payment of $0.10 per share in cash; an outside termination date of September 10, 2007 for the transaction (which date was moved forward from October 15, 2007); the termination of Frederick H. Fialkow’s consulting agreement; and the reduction of the total compensation payable, in either case, to each of Steven Fialkow and Robert P. Heller under their respective employment agreements. As part of its proposal, the Parent and Acquisition Corp. delivered to us a new financing commitment and notified us that Eureka Capital Partners, LLC would relinquish its rights to certain incentive fees from NHHC following the consummation of the merger.

        On May 30, 2007, the special committee of our board of directors met and, after receiving legal and financial advice, recommended unanimously that the terms of the revised proposal by the Parent and Acquisition Corp. were at least as favorable to NHHC’s shareholders as the terms of Premier’s proposal and that Premier’s proposal therefore no longer constituted a “Superior Proposal” within the meaning of the merger agreement. After receiving legal and financial advice, our board of directors unanimously accepted the recommendation of its special committee, and authorized representatives of NHHC and its legal advisors to work with Parent, Acquisition Corp. and their legal advisors to finalize definitive agreements reflecting the revised proposal.

        On May 31, 2007, the special committee of our board of directors received from Houlihan Lokey its written opinion directed to the special committee to the effect that, as of May 31, 2007, the consideration to be received by the holders of NHHC’s common shares in the merger other than the affiliated shareholders was fair to such shareholders from a financial point of view. On June 1, 2007, the parties agreed to the language in the amended merger agreement whereby the Parent granted its consent to the settlement of the Helaba litigation for a payment of $0.10 per share in cash to all holders of NHHC’s shares other than the executive officers and directors of NHHC and their families, conditioned upon the Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith and upon additional discovery by plaintiff, such Stipulation to provide that plaintiff’s counsel will make an application to the court for an award of legal fees and that we reserve our rights to make objections to any such application. See the question, “What are the conditions to receipt of the $0.10 per share upon settlement of the Helaba litigation?” beginning on page S-3 of this proxy supplement.

        On June 1, 2007, the special committee of our board of directors met and after considering the terms of the proposed amendment to the merger agreement and the legal and financial advice it had received relating to the proposed amendment, recommended unanimously to the board that the terms of the amended merger agreement were at least as favorable to NHHC’s shareholders as compared to the terms of the proposal from Premier and that Premier’s proposal therefore no longer constituted a

"Superior Proposal" within the meaning of the merger agreement. The board of directors unanimously accepted the recommendation of its special committee.

Reasons for the Merger and Recommendation of Our Board of Directors

        The following information supplements information previously provided in the section entitled “Reasons for the Merger; Recommendation by the NHHC Board of Directors – Special Committee” beginning on page 27 of the definitive proxy statement, and in the section entitled “Additional Information About the Merger – Reasons for the Merger and Recommendation of Our Board of Directors” beginning on page S-7 of the first proxy supplement.

        At a special meeting held on May 30, 2007, our special committee, acting with the advice and assistance of its own legal advisors, evaluated the revised merger proposal, including the terms and conditions of the amended merger agreement. The special committee unanimously determined that the merger is advisable, and fair to, and in the best interests of NHHC and our unaffiliated shareholders and that the terms of such merger are as advantageous to our shareholders as those of Premier’s latest proposal. The special committee therefore unanimously recommended to the board of directors that it is advisable, fair to, and in the best interests of NHHC shareholders to enter into the amended merger agreement and the related merger.

        In reaching its decision to approve the merger, the amended merger agreement and the other transactions contemplated thereby, our special committee considered a number of factors, including, without limitation, the factors mentioned in the section entitled “Background of the Merger” beginning on page 19 of the definitive proxy statement and “Additional Information About the Merger – Update to Background of the Merger” beginning on page S-6 of the first proxy supplement, and the following:

•	Price.

The special committee of our board of directors considered the value of the increased merger consideration of $12.75 per share, payable in cash (except for the 8% promissory note in the amount of $8,000,000 to be issued to Frederick H. Fialkow in exchange for 627,451 shares of NHHC stock), to be received by our shareholders, which represents an additional $0.25 per share, or approximately 2%, over the $12.50 price per share previously provided by the merger agreement. The special committee also considered the value of the conditional settlement payment for the Helaba Delaware class action litigation of $0.10 per share in cash.

•	Anticipated Certainty for Shareholders.

The special committee noted that Parent and Acquisition Corp., in addition to their funds and cash on hand, had received a new written commitment from GMAC/Residential Funding to help fund the merger at the increased price, whereas Premier’s proposal included a commitment from CIT that was expressly conditioned upon the absence of material adverse change to Premier as well as to NHHC. The special committee also considered other factors regarding Premier’s proposal, including without limitation, that counsel for the plaintiffs in the Helaba litigation described on page 64 of the definitive proxy statement advised counsel for the special committee that plaintiffs would support the improved offer by Parent and Acquisition Corp.

•	Outside Termination Date of September 10, 2007.

The amended merger agreement moved forward the outside termination date from October 15, 2007 to September 10, 2007 which makes the transaction more valuable to our shareholders in terms of the time value of money as compared to the previous merger agreement.

•	Conditions to Obtain Higher Offering Price.

The special committee of our board of directors considered that in order to obtain Parent and Acquisition Corp.‘s agreement to a $0.25 per share increase in merger consideration plus Parent’s consent to the conditional settlement payment of $0.10 per share in cash, which consent is conditioned upon Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith, in which we will reserve our rights to object to any fee application plaintiff’s counsel determines to make, and conditioned upon additional discovery by plaintiff, and to move forward the outside termination date from October 15, 2007 to September 10, 2007, we and Messrs. Frederick H. Fialkow, Steven Fialkow and Robert P. Heller, were required to agree to terminate the Consulting Agreement dated November 28, 2006 by and between NHHC and Frederick Fialkow and amend the respective Employment Agreements dated November 28, 2006 between Steven Fialkow and Robert Heller, resulting in less total compensation payable to each under said employment agreements.

Regulatory Requirements

        NHHC believes that the increased merger consideration will require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The amended merger agreement requires such filing to be made by June 5, 2007.

Financing of the Merger

        Parent has received a letter modifying certain provisions of the written commitment from GMAC/Residential Funding described on pages 49-51 of the definitive proxy statement. The principal modification consists of increasing the amount available under the GMAC/Residential Funding credit facility by $2,000,000.

Market Price

        The information in the table on page 60 of the definitive proxy statement has not changed through June 1, 2007. On June 1, 2007, the closing price per share of common stock on the NASDAQ National Market was $12.59. On May 29, 2007, the closing price was $12.62 per share, and an aggregate of 3,135 shares of common stock were traded on such date.

Litigation Relating to the Merger

        The following information supplements information previously provided in the section entitled “Certain Litigation” beginning on page 64 of the definitive proxy statement.

        With respect to the Helaba class action complaint filed in the Delaware Court of Chancery on January 19, 2007, as amended by the plaintiff on March 23, 2007, the plaintiff’s motion for a preliminary injunction was heard on April 23, 2007 and denied by the court on said day. Barring the successful settlement of the suit as described herein, NHHC and its directors intend to vigorously defend the suit.

        Plaintiff’s counsel has advised NHHC’s counsel that Helaba supports the amended merger agreement. As part of the amended merger agreement, Parent consented to an additional payment of $0.10 per share in cash to all NHHC shareholders other than the executive officers and directors of NHHC and members of their families as settlement of the Delaware class action suit brought by Helaba, conditioned upon Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith, in which NHHC will reserve it rights to object to any fee application made by plaintiff’s counsel, and conditioned upon additional discovery by plaintiff. See the question, “What are the conditions to receipt of the $0.10 per share upon settlement of the Helaba litigation?" beginning on page S-3 of this proxy supplement.

Update to the Interests of NHHC Directors and Officers in the Merger

        The following information supplements information previously provided in the section entitled “Interests of NHHC Directors and Officers in the Merger – Employment Agreements” beginning on page 40 of the definitive proxy supplement:

On June 4, 2007, we entered into an amendment, which we refer to as the Fialkow Amendment, to the Employment Agreement with Steven Fialkow dated as of November 28, 2006 between the parties, which we refer to as the Fialkow Employment Agreement. The Fialkow Amendment modifies the terms of the Fialkow Employment Agreement principally by reducing Mr. Fialkow’s salary from $525,000 per annum to $475,000 per annum; adding a condition that, in the event certain financial goals are not achieved with respect to certain investors’ internal rate of return, any payments owed to Mr. Fialkow due to a change in control shall be reduced by $75,000; correcting the change in control amount from $1,553,797.00 to $1,787,323.00 to reflect the change in control amount under Mr. Fialkow’s existing employment agreement with NHHC; adding a provision whereby the parties agree to negotiate in good faith to equitably adjust the base year amount taking into account the increase in our EBITDA for the four fiscal quarters ending April 30, 2007 relative to our EBITDA for the four fiscal quarters ended immediately prior to November 28, 2006; and reducing by the first $250,000 monies payable to Mr. Fialkow pursuant to his profits interest.

On June 4, 2007, we entered into an amendment, which we refer to as the Heller Amendment, to the Employment Agreement dated as of November 28, 2006 between the parties, which we refer to as the Heller Employment Agreement. The Heller Amendment modifies the terms of the Heller Employment Agreement principally by reducing Mr. Heller’s salary from $255,000 per annum to $230,000 per annum; adding a condition that, in the event certain financial goals are not achieved with respect to certain investors’ internal rate of return, any payments owed to Mr. Heller due to a change in control shall be reduced by $75,000; correcting the change in control amount from $739,396.00 to $859,999.00 to reflect the change in control amount under Mr. Heller’s existing employment agreement with NHHC; adding a provision whereby the parties agree to negotiate in good faith to equitably adjust the base year amount taking into account the increase in our EBITDA for the four fiscal quarters ending April 30, 2007 relative to our EBITDA for the four fiscal quarters ended immediately prior to November 28, 2006; and reducing by the first $50,000 monies payable to Mr. Heller pursuant to his profits interest.

        The Employment Agreements dated November 28, 2006 between NHHC and each of Steven Fialkow and Robert P. Heller are attached to the definitive proxy statement as Appendix F and G, respectively. Amendments No. 1 to Employment Agreement dated as of June 4, 2007 between NHHC and each of Steven Fialkow and Robert P. Heller are attached to this proxy supplement as Appendix C and D, respectively. Each of the Employment Agreements and Amendments No. 1 to Employment

Agreement are incorporated herein by reference and the descriptions hereof are qualified in their entirety by reference to copies of such agreements.

        The following information supplements information previously provided in the section entitled, “Interests of NHHC Directors and Officers in the Merger – Consulting Agreement” beginning on page 41 of the definitive proxy statement.

On June 4, 2007, we entered into a Termination Agreement with Frederick H. Fialkow, whereby the parties terminated the Consulting Agreement dated as of November 28, 2006 between the parties.

        The Consulting Agreement is attached to the definitive proxy statement as Appendix H and the Termination Agreement is attached to this proxy supplement as Appendix E. Each of the Consulting Agreement and Termination Agreement are incorporated by reference herein and the descriptions hereof are qualified in their entirety by reference to copies of such agreements.

Opinion of Houlihan Lokey

        The following information supplements information previously provided in the section entitled, “Special Factors – Opinion of Houlihan Lokey” beginning on page 30 of the definitive proxy statement:

        On May 31, 2007, the special committee of our board of directors received from Houlihan Lokey its written opinion directed to the special committee to the effect that, as of May 31, 2007, the consideration to be received by the holders of NHHC’s common shares in the merger other than the affiliated shareholders was fair to such shareholders from a financial point of view. For purposes of Houlihan Lokey’s analyses and opinion, affiliated shareholders means, collectively, Frederick H. Fialkow, Bernard Levine, Steven Fialkow, Robert P. Heller and the other members of NHHC’s board of directors, and all affiliates, family members and affiliated or associated family trusts of such persons. In connection with providing its written opinion to the special committee, Houlihan Lokey was not asked to and did not review or discuss its financial analyses regarding NHHC or the proposed merger with the special committee.

        The opinion of Houlihan Lokey was directed to the special committee and only addressed the fairness from a financial point of view of the consideration to be received by NHHC’s unaffiliated stockholders in the merger and not any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in this proxy supplement is qualified in its entirety by reference to the full text of the written opinion which is attached as Appendix B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. NHHC encourages you to carefully read the full text of the Houlihan Lokey opinion. However, neither the Houlihan Lokey opinion nor the summary of the Houlihan Lokey opinion set forth in this proxy supplement are intended to be, and do not constitute, advice or a recommendation to any shareholders as to how shareholders should act or vote with respect to the proposed merger.

SUMMARY OF AMENDMENT NO. 1

TO

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

        On May 9, 2007, Acquisition Corp. and the Parent entered into an Amended and Restated Agreement and Plan of Merger, which is attached to the first proxy supplement as Appendix A. On June 4, 2007, the parties entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger, which is attached to this proxy supplement as Appendix A. The following discussion summarizes the changes to the principal terms of the amended merger agreement as compared to the merger agreement as it existed before having given effect to such amendment. Each of the Amended and Restated Agreement and Plan of Merger and Amendment No. 1 to Amended and Restated Agreement and Plan of Merger are herein incorporated by reference and the descriptions hereof are qualified in their entirety by reference to copies of such agreements.

Increase in Merger Consideration

        The amended merger agreement increases the merger consideration payable per issued and outstanding common share to $12.75 per share in cash from $12.50 per share in cash (other than to Frederick H. Fialkow to whom a portion of the merger consideration is to be paid pursuant to a subordinated note).

The Conditional Settlement Payment

        The amended merger agreement includes a provision whereby the Parent consents to an additional payment of $0.10 per share in cash to all NHHC shareholders other than the executive officers and directors of NHHC and members of their families as settlement of the Delaware class action suit brought by Helaba, conditioned upon Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith, in which NHHC will reserve its rights to object to any fee application made by plaintiff’s counsel, and conditioned upon additional discovery by plaintiff. See the question, “What are the conditions to the receipt of the $0.10 per share upon settlement of the Helaba litigation?” beginning on page S-3 of this proxy supplement.

Outside Termination Date of September 10, 2007

        The amended merger agreement moved forward the outside termination date from October 15, 2007 to September 10, 2007 so that the amended merger agreement and the transactions contemplated thereby may be terminated by any party before or after the approval of the amended merger agreement if, among other things, the merger has not been consummated by September 10, 2007.

Special Meeting of Shareholders

        The amended merger agreement provides that this proxy supplement will be mailed to the shareholders no later than June 5, 2007 and that a special meeting of shareholders of NHHC will be adjourned until a date no later than June 15, 2007.

Dissenting Shareholders

        The amended merger agreement increases the threshold of shareholders seeking appraisal rights as a condition to Parent’s and Acquisition Corp.‘s obligation to consummate the merger from seven and one half (7 1/2%) percent to fifteen (15%) percent.

Regulatory Requirements

        The amended merger agreement provides that the necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will be made by June 5, 2007.

Termination of Frederick H. Fialkow’s Consulting Agreement

        The amended merger agreement provides that Frederick H. Fialkow’s Consulting Agreement dated November 28, 2006 shall be terminated.

Amendment of Steven Fialkow’s and Robert P. Heller’s Employment Agreements

        The amended merger agreement contemplates the amendment of each of Steven Fialkow’s and Robert P. Heller’s respective Employment Agreements dated November 28, 2006, the result of which, among other things, is less total compensation payable to each under the terms of said agreements.

WHERE YOU CAN FIND MORE INFORMATION

        NHHC files annual, quarterly and current reports, proxy statements, proxy supplements and other documents with the U.S. Securities and Exchange Commission, which we refer to as the SEC, under the Securities Exchange Act of 1934, as amended. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov or on NHHC’s website at www.nhhc.net.

        You may also read and copy any document that we have filed with the SEC at the following location:

Public Reference Room 100 F Street, N.E., Room 1580 Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C., 20549, at prescribed rates..